EXHIBIT 10.2

AMENDED AND RESTATED  PROMISSORY NOTE

$5,000,000 January 12, 2010

FOR VALUE RECEIVED, the undersigned, IMPLANT SCIENCES CORPORATION, a Massachusetts corporation (“Borrower”), promises to pay to the order of DMRJ GROUP, LLC (“Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of $5,000,000 or, if less, the unpaid principal amount of all Advances made by Lender, in its sole discretion, from time to time pursuant to that certain Credit Agreement, dated as of September 4, 2009 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”) among the Borrower, the Guarantors and Lender.  Borrower also promises to pay interest on the unpaid outstanding principal amount from the date hereof until this note (the “Note”) is paid in full calculated in the manner and payable at the times and at the rates as are, from time to time, applicable pursuant to and in accordance with the Credit Agreement.  This note amends and restates, but does not extinguish, impair, novate or discharge the obligations evidenced by, that certain Promissory Note dated September 4, 2009 (the “Closing Date”) in the original principal amount of Three Million Dollars ($3,000,000) executed by Borrower in favor of Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Borrower acknowledges and agrees that the facility is not a committed credit facility and the advances under the facility, if any, shall be made by Lender in its sole discretion.  Lender shall have the right to refuse to make any advances at any time and for any reason without prior notice to Borrower.

The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Article II of the Credit Agreement.  This Note may not be voluntarily prepaid except as provided in the Credit Agreement.  All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds to account or place as Lender shall direct from time to time by notice to the Company.

This Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of other law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS ITSELF AND ITS PROPERTY TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE

BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY OTHER FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST ANY LOAN PARTY OR AGAINST ANY PROPERTY WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.

Borrower hereby waives, to the fullest extent permitted by Applicable Law, all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Note.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY AND THE CREDIT AGREEMENT.  THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER’S ABILITY TO PURSUE ITS REMEDIES AS SET FORTH IN THIS NOTE AND THE CREDIT AGREEMENT.

This Note shall be binding upon Borrower and its successors and permitted assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrower may not assign or transfer any of its rights or obligations hereunder.  Any purported assignment in violation of the foregoing shall be null and void.

IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the day and year first written above.

IMPLANT SCIENCES CORPORATION

By: /s/ Roger P. Deschenes
Name:           Roger P. Deschenes
Title:           Vice President, Finance

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